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                                                           EXHIBIT 10.6



                   AMERICAN GENERAL SUPPLEMENTAL THRIFT PLAN



Restated as of May 1, 1991


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                   AMERICAN GENERAL SUPPLEMENTAL THRIFT PLAN




         WHEREAS, AMERICAN GENERAL CORPORATION and certain of its subsidiaries (hereinafter referred to as the "Company," jointly and severally) have heretofore adopted the AMERICAN GENERAL EMPLOYEES' THRIFT AND INCENTIVE PLAN (the "Basic Plan") for the benefit of their employees; and

         WHEREAS, the Company desires to provide for the payment of certain thrift and thrift-related benefits to certain of its employees who are members of the Basic Plan on and after the effective date hereof so that the total thrift and thrift-related benefits offered employees can be determined without regard to certain limitations in the Basic Plan;

         WHEREAS, the Company adopted the AMERICAN GENERAL SUPPLEMENTAL THRIFT PLAN (the "Supplemental Plan"), effective as of January 1, 1984, and has amended the Supplemental Plan by a First Amendment effective as of January 1, 1985 and January 1, 1987, as stated therein; a Second Amendment, effective as of February 1, 1989; and a Third Amendment, effective as of May 22, 1990; and

         WHEREAS, the Company desires to amend the Supplemental Plan;

         NOW, THEREFORE, the Company hereby amends and restates the Supplemental Plan, effective as of May 1, 1991.





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                                       I.

                        Purpose of the Supplemental Plan

         The Company intends and desires by the adoption and continuation of this Supplemental Plan to recognize the value to the Company of the past and present services of Employees covered by the Supplemental Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. This Supplemental Plan is adopted and maintained due to certain benefit limitations which are imposed on the Basic Plan by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and by the Internal Revenue Code of 1986, as amended (the "Code").

                                      II.

                        Incorporation of the Basic Plan

               The Basic Plan, with any amendments thereto to the date of restatement of the Supplemental Plan, shall be attached hereto as Exhibit I and is hereby incorporated by reference and shall form a part of this Supplemental Plan as fully as if set forth herein verbatim. Any amendment made to the Basic Plan by the Company shall also be incorporated by reference and form a part of this Supplemental Plan, effective as of the effective date of such amendment. The Basic Plan, whenever referred to in this Supplemental Plan, shall mean the Basic Plan, as amended, as it exists as of the date any determination is made of amounts credited or benefits payable under this Supplemental Plan. All terms used in this Supplemental Plan shall have the meanings assigned to them under the provisions of the Basic Plan unless otherwise qualified by the context.





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                                      III.

                                 Administration

               This Supplemental Plan shall be administered by the Plan Administrator who shall be the Committee charged with administering the American General Corporation 1984 Stock and Incentive Plan, and who shall administer it in a manner consistent with the administration of the Basic Plan, as from time to time amended and in effect, except that this Supplemental Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of section 401 of the Code. The Plan Administrator shall have the power and authority to interpret, construe, and administer this Supplemental Plan, and the Plan Administrator's interpretations and construction hereof, and actions hereunder, including the timing, form, amount, or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Plan Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Supplemental Plan unless attributable to his/her own willful misconduct or lack of good faith. Neither the Plan Administrator nor any member of the Committee shall participate in any action or determination regarding his/her own benefits hereunder.

                                      IV.

                                  Eligibility

               Employees who are participating in the Basic Plan and whose thrift or thrift-related benefits under the Basic Plan are limited pursuant to section 401(a)(17), section 402(g)(1), or section 415 of the Code, shall be eligible for benefits under this Supplemental Plan. In no event shall an employee who is not eligible for any benefits under the Basic Plan be eligible for a benefit under this Supplemental Plan.





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                                       V.

                               Amount of Benefit

               The Plan Administrator shall establish a memorandum bookkeeping account (the "Supplemental Plan Account") for each Employee whose allocation of Employer Contributions under the Basic Plan has been limited pursuant to section 401(a)(17), section 402(g)(1), or section 415 of the Code. As of the end of each month, the Plan Administrator shall credit such Employee's Supplemental Plan Account in an amount equal to the excess, if any, of:

               (a) the amount which would have been allocated to the Employer Contribution Account of such Employee under the Basic Plan as of the end of such month (based upon the Employee's actual basic Employee contribution percentage election as in effect for such month), if the provisions of the Basic Plan were administered without regard to the considered compensation limitation of section 401(a)(17) of the Code, the elective deferral limitation of section 402(g)(1) of the Code, and the maximum amount of contribution limitations of section 415 of the Code,

               over

               (b) the amounts that were in fact allocated as of the end of the such month to the Employer Contribution Account of such employee under the Basic Plan.

If any portion of the Employee's Employer Contribution Account under the Basic Plan is forfeited for any reason, the Plan Administrator shall debit such Employee's Supplemental Plan Account by an amount equal to the percentage of such Supplemental Plan Account





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which corresponds to the percentage of his Employer Contribution Account under the Basic Plan which was forfeited.

Amounts credited to the Employee's Supplemental Plan Account shall be deemed to be invested in shares of the common stock of American General Corporation ("Company Stock") on the date so credited and the value of such Employee's Supplemental Plan Account at any time shall be equal to the fair market value of the total number of shares of Company Stock in which such account is deemed to be invested. The Employee's Supplemental Plan Account shall be appropriately adjusted to reflect transactions affecting Company Stock including, but not limited to, stock splits, dividends declared, recapitalizations, adjustments to common stock account of American General Corporation, or subdivisions or consolidations of shares of Company stock. Benefits payable under this Supplemental Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under this Supplemental Plan and the Basic Plan that total amount which would have been payable to that recipient solely under the Basic Plan, had section 401(a)(17), section 402(g)(1), and section 415 of the Code not been applicable thereto. This Supplemental Plan is intended to constitute an unfunded "deferred compensation plan" for a select group of management or highly-compensated employees within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA with respect to a part of the Supplemental Plan and an unfunded "excess benefit plan" within the meaning of sections 3(36) and 4(b)(5) of ERISA with respect to the remainder of the Supplemental Plan.

                                      VI.

                              Payment of Benefits

               The benefit under this Supplemental Plan shall be payable on account of an Employee's termination of employment, retirement, disability, or death, and shall be paid in cash in a lump sum as soon as practicable and no later than 60 days after the earlier of such





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termination of employment, incurrence of disability (as determined by the Plan
Administrator), or death. In the event of termination of the Basic Plan within 24 months following a Change of Control Date, each Employee employed by the Company on such Change of Control Date shall have his benefit under this Supplemental Plan paid in a lump sum as soon as practicable and no later than 60 days after such termination. Notwithstanding Article VIII and any other provisions of this Supplemental Plan to the contrary, the provisions of the preceding sentence may not be amended or changed to reduce or eliminate any benefit right after a Change of Control Date. Any benefit payable under this Supplemental Plan shall be payable to the same recipient(s) who are to be paid the limited benefits under the Basic Plan.

                                      VII.

                               Employee's Rights

               Except as otherwise specifically provided, the Employee's rights under this Supplemental Plan shall be the same as his/her rights under the Basic Plan. Benefits payable under this Supplemental Plan shall be a general, unsecured obligation of the Company to be paid by the Company from its own funds, and such payments shall not (i) impose any obligation upon the Trust Fund under said Basic Plan; (ii) be paid from the Trust Fund under said Basic Plan; or (iii) have any effect whatsoever upon the Basic Plan or the payment of benefits from the Trust Fund under said Basic Plan. No Employee or his/her beneficiary or beneficiaries shall have any title to or beneficial ownership in any assets which the Company may earmark to pay benefits hereunder.





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                                     VIII.

                          Amendment and Discontinuance

               Although it is expected that this Supplemental Plan shall continue indefinitely, American General Corporation, on behalf of itself and on behalf of each of its subsidiaries that has adopted the Supplemental Plan, reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. However, if American General Corporation should, on behalf of itself and on behalf of each of its subsidiaries that has adopted the Supplemental Plan, amend or discontinue this Supplemental Plan, the Company shall be liable for any benefits accrued under this Supplemental Plan (determined on the basis of each Employee's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action.

                                      IX.

                           Restriction on Assignment

               The interest of the Employee or his beneficiary or beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Company or any affiliate of the Company by the Employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied.





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                                       X.

                              Nature of Agreement

               The adoption of this Supplemental Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under this Supplemental Plan unless the Company is then solvent. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.

                                      XI.

                              Continued Employment

               Nothing contained herein shall be construed as conferring upon any Employee the right to continue in the employ of the Company in any capacity.





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                                      XII.

              Binding on Company, Employees, and Their Successors

               This Supplemental Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his heirs, executors, administrators, and legal representatives. The provisions of this Supplemental Plan shall be applicable with respect to each Company separately, and amounts payable hereunder shall be paid by the Company which employs the particular Employee.

                                     XIII.

                     Employment with More than One Company

               If any Employee shall be entitled to benefits under the Basic Plan on account of service with more than one Company, the obligations under this Supplemental Plan shall be apportioned among such Company on the basis of Service with each.





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                                      XIV.

                                 Laws Governing

               This Supplemental Plan shall be construed in accordance with and governed by the laws of the State of Texas.

EXECUTED this 30th day of April, 1991.

ATTEST:                                            AMERICAN GENERAL CORPORATION

/s/ PATRICIA W. NEIGHBORS                          /s/  WAYNE D. BAKER
______________________________                     _____________________________
    Patricia W. Neighbors                               Wayne D. Baker





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STATE OF TEXAS


COUNTY OF HARRIS

               BEFORE ME, the undersigned authority, on this day personally appeared Wayne D. Baker, Senior Vice President of AMERICAN GENERAL CORPORATION, a corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act and deed of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

               GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of April 1991.


                                        /s/  PAM TUDOR
                                        _________________________________
                                             Pam Tudor
                                        Notary Public in and for
                                        the State of Texas

                                        My Commission Expires  1-15-92





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